EXHIBIT 99.1

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251
(214) 368-2084 FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES AND PRODUCTION
FOR THIRD QUARTER AND CONFERENCE CALL

DALLAS, TEXAS, November 12, 2004…EXCO Resources, Inc. (EXCO) today reported revenues, earnings and cash flow for the quarter ended September 30, 2004.  For the quarter, EXCO reported a net loss of $11.1 million, including a $28.4 million non-cash pre-tax mark to market expense resulting from changes in the value of our derivative financial instruments, on oil and natural gas revenues of $59.4 million.  For the quarter, cash settlement expense on derivative financial instruments was $9.1 million, and net cash provided by operating activities was $25.0 million.  For the 28 day period from July 1 to July 28, 2003, EXCO had a net loss of $7.0 million on oil and natural gas revenues of $8.7 million, and net cash used by operating activities of $4.0 million.  For the 64 day period from July 29 to September 30, 2003, EXCO had net income of $3.7 million on oil and natural gas revenues of $19.5 million, and net cash provided by operating activities of $12.3 million.  The cash settlement expense on derivative financial instruments for the 28 day period from July 1 to July 28, 2003 using our predecessor accounting method was netted in “Oil and natural gas revenues”, and for the 64 day period from July 29 to September 30, 2003 and for the entire quarter in 2004 using our successor accounting method was included in “Commodity price risk management activities” in the Condensed Consolidated Statements of Operations included at the end of this release.

EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments (Adjusted EBITDA) for the quarter ended September 30, 2004 was $32.8 million.  For the 28 day period from July 1 to July 28, 2003, Adjusted EBITDA was ($5.3) million.  For the 64 day period from July 29 to September 30, 2003, Adjusted EBITDA was $9.8 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

Production for the three months ended September 30, 2004, was approximately 281,000 barrels of oil, 173,000 barrels of natural gas liquids, and 7.5 Bcf of natural gas as compared to third quarter 2003 production of approximately 282,000 barrels of oil, 107,000 barrels of natural gas liquids, and 4.3 Bcf of natural gas.  Overall, for the three months ended September 30, 2004, total production was approximately 10.3 Bcfe versus third quarter 2003 total production of approximately 6.6 Bcfe, a 3.7 Bcfe or 55% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the three months ended September 30, 2004, was $41.01 versus $28.59 for the three months ended September 30, 2003, a $12.42 per barrel or 43% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current three months was $5.61 versus $4.51 for the corresponding three months of the prior year, a $1.10 per Mcf or 24% increase.  The average natural gas liquids price per Bbl received during the three months ended September 30, 2004, was $32.32 versus $22.65 during the three months ended September 30, 2003, a $9.67 per barrel or 43% increase.

For the nine months ended September 30, 2004, EXCO reported a net loss of $17.4 million, including a $60.4 million non-cash pre-tax mark to market expense resulting from changes in the value of our derivative financial instruments, on oil and natural gas revenues of $166.6 million.  For the nine months ended September 30, 2004, cash settlement expense on derivative financial instruments was $21.7 million, and net cash provided by operating activities was $88.4 million.  For the 209 day period from January 1 to July 28, 2003, EXCO had net income of $1.0 million on oil and natural gas revenues of $61.4 million, and net cash provided by operating activities of $20.4 million.  For the 64 day period from July 29 to September 30, 2003, EXCO had net income at $3.7 million on oil and natural gas revenues of $19.5 million, and net cash provided by operating activities of $12.3 million.  The cash settlement expense on derivative financial instruments for the 209 day period from January 1 to July 28, 2003 using our predecessor accounting method was netted in “Oil and natural gas revenues”, and for the 64 day period from July 29 to September 30, 2003 and for the entire nine months in 2004 using our successor accounting method was included in “Commodity price risk management activities” in the Condensed Consolidated Statements of Operations included at the end of this release.

EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments (Adjusted EBITDA) for the nine months ended September 30, 2004 was $95.7 million.  For the 209 day period from January 1 to July 28, 2003, Adjusted EDITDA was $21.4 million.  For the 64 day period from July 29 to September 30, 2003, Adjusted EBITDA was $9.8 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

Production for the nine months ended September 30, 2004, was approximately 925,000 barrels of oil, 514,000 barrels of natural gas liquids, and 21.5 Bcf of natural gas as compared to 2003 production for the same period of approximately 917,000 barrels of oil, 296,000 barrels of natural gas liquids, and 12.1 Bcf of natural gas.  Overall, for the nine months ended September 30, 2004, total production was approximately 30.1 Bcfe versus 2003 total production for the same period of approximately 19.3 Bcfe, a 10.8 Bcfe or 56% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the nine months ended September 30, 2004, was $36.12 versus $29.46 for the nine months ended September 30, 2003, a $6.66 per barrel or 23% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current nine months was $5.56 versus $4.99 for the corresponding nine months of the prior year, a $0.57 per Mcf or 11% increase.  The average natural gas liquids price per Bbl received during the nine months ended September 30, 2004, was $26.71 versus $24.72 during the nine months ended September 30, 2003, a $1.99 per barrel or 8% increase.

On July 29, 2003, EXCO was acquired by EXCO Holdings Inc. through a merger.  Results for the three months ended September 30, 2003 represent the total of the 28 days of the predecessor basis of accounting before the merger with EXCO Holdings, and the 64 days of the stepped up successor basis of accounting after the merger.  Results for the nine months ended September 30, 2003 represent the total of the 209 days of the predecessor basis of accounting before the merger with EXCO Holdings, and the 64 days of the stepped up successor basis of accounting after the merger.  Results for the three and nine months ended September 30, 2004 represent the stepped up successor basis of accounting after the merger.  Results for the three and nine months ended September 30, 2004 also include the activities of North Coast Energy, Inc. which was acquired by EXCO pursuant to a tender offer and merger on January 27, 2004 for a purchase price of $167.8 million and the assumption of $57.0 million of outstanding indebtedness.

EXCO will host a conference call on November 18, 2004, at 2:00 p.m. (Dallas time) to discuss the contents of this release and respond to questions.  Please call (800) 309-5788 if you wish to participate, and enter conference ID# 2247717.  International callers please call (706) 679-0780 and enter conference ID# 2247717.  A digital recording will be available starting two hours after the completion of the conference call until November 25, 2004.  Please call (800) 642-1687 and enter conference ID# 2247717 to hear the recording.  For international callers please call (706) 645-9291 and enter conference ID# 2247717.

EXCO Resources, Inc. is a privately-held oil and gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Louisiana, Colorado, Ohio, Pennsylvania, West Virginia and Alberta, Canada.

Additional information about EXCO Resources, Inc. may be obtained by contacting the Company’s President, Ted Eubank, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which the Company has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which the Company is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	September 30, 2004
		(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$7,333	$25,704
Accounts receivable:
Oil and natural gas sales	13,514	25,788
Joint interest	3,857	3,980
Interest and other	1,895	1,971
Oil and natural gas derivatives	705	190
Marketable securities	818	63
Other	3,447	3,945
Total current assets	31,569	61,641
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	9,195	20,937
Proved developed and undeveloped oil and natural gas properties	416,679	734,554
Accumulated depreciation, depletion and amortization	(11,931)	(46,892)
Oil and natural gas properties, net	413,943	708,599
Gas gathering assets, net	—	17,731
Office and field equipment, net	1,101	5,800
Deferred financing costs, net	1,565	11,411
Oil and natural gas derivatives	204	7
Goodwill	53,346	51,510
Other assets	3,302	114
Total assets	$505,030	$856,813

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	September 30, 2004
		(Unaudited)

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable and accrued liabilities	$25,308	$46,465
Revenues and royalties payable	3,350	7,863
Income taxes payable	3,726	6,958
Current portion of asset retirement obligations	—	1,325
Oil, natural gas and interest rate derivatives	12,804	46,402
Total current liabilities	45,188	109,013
Long-term debt	207,951	29,289
7 1/4% Senior notes due 2011	—	453,051
Asset retirement obligations and other long-term liabilities	18,343	25,778
Deferred income taxes	45,899	35,506
Oil and natural gas derivatives	3,780	32,214
Commitments and contingencies	—	—
Stockholder's equity:
Common stock, $.01 par value: Authorized shares - 100,000 Issued and outstanding shares - 1,000 at December 31, 2003 and September 30, 2004	1	1
Capital contributed by EXCO Holdings Inc.	172,045	172,045
Retained earnings (deficit)	4,177	(13,223)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustments	7,680	13,147
Unrealized loss on equity investments	(34)	(8)
Total stockholder's equity	183,869	171,962
Total liabilities and stockholder's equity	$505,030	$856,813

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	For the 28 Day Period From July 1 to July 28,	For the 64 Day Period From July 29 to September 30,	Three Months Ended September 30,	For the 209 Day Period From January 1 to July 28,	For the 64 Day Period From July 29 to September 30,	Nine Months Ended September 30,
	2003	2003	2004	2003	2003	2004
	(Predecessor)	(Successor)	(Successor)	(Predecessor)	(Successor)	(Successor)

Revenues:
Oil and natural gas	$8,740	$19,493	$59,376	$61,416	$19,493	$166,603
Commodity price risk management activities	—	329	(37,518)	—	329	(81,999)
Other income (loss)	368	60	5,784	(1,033)	60	7,498
Total revenues	9,108	19,882	27,642	60,383	19,882	92,102
Costs and expenses:
Oil and natural gas production	2,387	5,034	12,629	19,793	5,034	35,327
Depreciation, depletion and amortization	1,876	4,949	12,427	12,022	4,949	35,518
Accretion of discount on asset retirement obligations	112	201	423	737	201	1,259
General and administrative	11,628	2,308	5,072	19,272	2,308	15,610
Interest	586	1,416	9,099	2,981	1,416	27,144
Total costs and expenses	16,589	13,908	39,650	54,805	13,908	114,858
Income (loss) before income taxes	(7,481)	5,974	(12,008)	5,578	5,974	(22,756)
Income tax expense (benefit)	(446)	2,248	(918)	4,801	2,248	(5,356)
Income (loss) before cumulative effect of change in accounting principle	(7,035)	3,726	(11,090)	777	3,726	(17,400
						)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	255	—	—
Net income (loss)	(7,035)	$3,726	$(11,090)	1,032	$3,726	$(17,400)
Dividends on preferred stock	—			2,620
Earnings (loss) on common stock	$(7,035)			$(1,588)
Basic earnings (loss) per share	$(0.58)			$(0.20)
Diluted income (loss) per share	$(0.58)			$(0.20)
Weighted average number of common and common equivalent shares outstanding:
Basic	12,144			8,084
Diluted	12,144			8,084

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands)

	For the 28 Day Period From July 1 to July 28,	For the 64 Day Period From July 29 to September 30,	Three Months Ended September 30,	For the 209 Day Period From January 1 to July 28,	For the 64 Day Period From July 29 to September 30,	Nine Months Ended September 30,
	2003	2003	2004	2003	2003	2004
	(Predecessor)	(Successor)	(Successor)	(Predecessor)	(Successor)	(Successor)

Net income (loss)	$(7,035)	$3,726	$(11,090)	$1,032	$3,726	$(17,400)
Interest expense	586	1,416	9,099	2,981	1,416	27,144
Income tax expense (benefit)	(446)	2,248	(918)	4,801	2,248	(5,356)
Depreciation, depletion and amortization	1,876	4,949	12,427	12,022	4,949	35,518
EBITDA (1)	(5,019)	12,339	9,518	20,836	12,339	39,906
(Income) expense from derivative ineffectiveness and terminated hedges	(349)	—	—	(187)	—	—
Foreign currency transaction gain	—	—	(5,604)	—	—	(5,827)
Accretion of discount on asset retirement obligations	112	201	423	737	201	1,259
Non-cash changes in fair value of derivatives	—	(2,694)	28,430	—	(2,694)	60,353
Adjusted EBITDA (1)	$(5,256)	$9,846	$32,767	$21,386	$9,846	$95,691

(1)  Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments.  We have presented Adjusted EBITDA because it is substantially similar to financial measures that are used in covenant calculations required under our U.S. and Canadian credit agreements and the indenture to our 7 ¼% senior notes and compliance with the liquidity covenants included in these agreements is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.